                                                                    Exhibit 3.3a

                                State of Delaware

                        Office of the Secretary of State

                                                                          PAGE 1

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "APW ACQUISITION CORP.", CHANGING ITS NAME FROM "APW ACQUISITION CORP." TO "KEYSTONE AUTOMOTIVE OPERATIONS MIDWEST, INC.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 1999, AT 11:25 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                              [SEAL]    /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State


3018006 8100                            AUTHENTICATION: 9733057

991181982                               DATE: 05-10-99

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:25 AM 05/07/1999
991181982 - 3018006

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              APW ACQUISITION CORP.

     APW Acquisition Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of said corporation, by unanimous consent in writing, adopted the following resolution:

     RESOLVED, that the Company amend Article 1 of the Certificate of Incorporation to read as follows:

          "1. The name of the Corporation is Keystone Automotive Operations Midwest, Inc. "

     SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its President this 4th day of May A.D. 1999.


                                        /s/ Ronald Elmquist
                                        ----------------------------------------
                                        Ronald Elmquist, President